Exhibit 99.1

June 29, 2011

Zhuangyi Wang
Chairman, Board of Directors
QKL STORES INC.

Dear Mr. Wang,

I hereby resign as a member of the board of directors of QKL Stores Inc., effective as of June 30, 2011.

Your sincerely,

/s/Alan Steward
Alan Steward